Exhibit (d)




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             ROYAL ASSOCIATES, INC.

                                       AND

                               RA MERGER SUB, INC.

                                       AND

                              ROYAL PRECISION, INC.

                               September 12, 2002

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                                TABLE OF CONTENTS

                             (Not part of Agreement)

ARTICLE I - THE MERGER.........................................................3
ARTICLE II - CHARTER AND BYLAWS AND OFFICERS AND DIRECTORS
   OF THE SURVIVING CORPORATION................................................5
ARTICLE III - REPRESENTATIONS OF THE COMPANY...................................6
ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF ACQUISITION
   CORP. AND MERGER SUB........................................................8
ARTICLE V - COVENANTS..........................................................9
ARTICLE VI - CONDITIONS.......................................................12
ARTICLE VII - CLOSING.........................................................13
ARTICLE VIII - TERMINATION PRIOR TO CLOSING...................................13
ARTICLE IX - MISCELLANEOUS....................................................14
VOTING AGREEMENT..............................................................17
SCHEDULE A TO AGREEMENT AND PLAN OF MERGER - CONTINUING STOCKHOLDERS..........19
SCHEDULE B TO AGREEMENT AND PLAN OF MERGER....................................20
EXHIBIT 1.02 - FORM OF CERTIFICATE OF MERGER..................................21

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), is made and entered into as of September 12, 2002, by and among ROYAL ASSOCIATES, INC., a Delaware corporation ("ACQUISITION CORP."); RA MERGER SUB, INC., a Delaware corporation ("MERGER SUB"); and ROYAL PRECISION, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

     WHEREAS, the Company has 12,718,877 shares of issued and outstanding common stock, par value $.001 per share (individually, a "COMPANY SHARE," collectively, the "COMPANY SHARES"); and

     WHEREAS, Merger Sub is a wholly-owned subsidiary of Acquisition Corp.; and

     WHEREAS,  Acquisition  Corp.  has proposed to the Board of Directors of the
Company that Acquisition Corp. acquire each of the issued and outstanding Company Shares other than 10,688,650 Company Shares held by the persons or entities identified in Schedule A hereto (the "CONTINUING STOCKHOLDERS", the shares to be acquired, the "PUBLIC SHARES", and the shares held by the Continuing Stockholders, the "CONTINUING SHARES") through a merger (the "MERGER") of Merger Sub with and into the Company pursuant to the terms of this Agreement; and

     WHEREAS, Acquisition Corp. as of the Effective Time will have not less than 20,000 shares of authorized common stock, without par value per share (individually an "ACQUISITION CORP. SHARE" and collectively, the "ACQUISITION CORP. Shares"); and

     WHEREAS, the Board of Directors of Acquisition Corp. believes that it is in the best interests of Acquisition Corp. and its stockholders, and the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders, to enter into this Agreement and to consummate the merger of Merger Sub with and into the Company in accordance with the terms of this Agreement; and

     WHEREAS, an opinion of an independent financial advisor to the Company's Board of Directors ("ADVISOR"), that the consideration to be received by the holders of Public Shares in the Merger is fair to such holders from a financial point of view, has been received by the Company; and

     WHEREAS, the Boards of Directors of the Company, Acquisition Corp. and Merger Sub have approved this Agreement and the Merger upon the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     1.01 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION").

     1.02  EFFECTIVE  TIME.  If all the  conditions  to the  Merger set forth in
Article VI shall have been fulfilled or waived in accordance herewith on the Closing Date and this Agreement shall not have been terminated as provided in
Article VIII, the parties hereto shall cause a Certificate of Merger in the form of EXHIBIT 1.02 hereto (the "CERTIFICATE OF MERGER") to be properly executed and filed with the Secretary of State of the State of Delaware on the Closing Date and Merger Sub shall be merged with and into the Company in accordance with this Agreement. The Merger shall become effective at the time of filing of the

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Certificate  of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

     1.03 CONVERSION OF SHARES. At the Effective Time:

     (a) Each Public Share outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined in Section 1.03(b)), automatically and without any action on the part of the respective holders thereof (collectively, the "SELLING STOCKHOLDERS"), shall be converted into the right to receive cash in an amount per share equal to Ten Cents ($0.10), without interest (the "MERGER CONSIDERATION"), payable to the holder thereof upon the surrender of the certificate formerly representing such outstanding Public Share.

     (b) Notwithstanding any provision to the contrary in this Agreement, Public Shares held by a stockholder who has not approved the Merger and who has demanded, and is entitled by law to exercise, appraisal rights for such Public Shares in accordance with the Delaware General Corporation Law (the "DGCL") (such shares, the "DISSENTING SHARES") shall not be converted into the right to receive any portion of the Merger Consideration, unless such stockholder fails to perfect or withdraws or otherwise loses his or her right to an appraisal in accordance with the DGCL. If, after the Effective Time, such stockholder fails to perfect or withdraws or loses his or her right to an appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, as provided herein, without interest thereon.

     (c) Every 5.784 Continuing Shares outstanding immediately prior to the Effective Time shall remain outstanding but shall be converted into 1/10,000 of an Acquisition Corp. Share.

     (d) Each share of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding as one share of capital stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     1.04 EXCHANGE OF CERTIFICATES.

     (a) From and after the Effective Time, a bank or trust company to be designated by Acquisition Corp. and reasonably acceptable to the Company (the "PAYING AGENT") shall act as paying agent in effecting the exchange for the Merger Consideration of certificates that, prior to the Effective Time, represented Public Shares entitled to payment pursuant to Section 1.03. Upon the surrender of each such certificate and the delivery by the Paying Agent of the Merger Consideration in exchange therefore, the certificates that, prior to the Effective Time, represented outstanding Public Shares shall forthwith be canceled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive the Merger Consideration multiplied by the number of Public Shares represented by such certificate. Upon the surrender and exchange of such outstanding certificate, the holder shall receive the Merger Consideration, without any interest thereon. If any cash is to be paid to a person other than a person in whose name such surrendered certificate is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of such surrendered certificate, or such person shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party to any such exchange shall be liable to a holder of Public Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws.

     (b) At or prior to the Effective Time, Acquisition Corp. shall provide the Paying Agent with sufficient cash to pay the Merger Consideration to each holder of Public Shares entitled thereto.

     (c) Promptly following the date which is six months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash (together with all interest earned thereon) and other instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate that immediately prior to the Effective Time represented Public Shares may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange

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therefore the Merger Consideration,  without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

     (d) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of certificates that immediately prior to the Effective Time represented (a) Public Shares a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the Merger Consideration therefore, and (b) Continuing Shares a form of letter of transmittal and instructions for use in surrendering such certificates and receiving new certificates for Acquisition Corp. Shares.

     (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Public Shares. If, after the Effective Time, certificates that immediately prior to the Effective Time represented Public Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration, as provided in Section 1.03 hereof, subject to applicable law in the case of Dissenting Shares.

     1.05 STOCK OPTIONS.

     (a) As of the Effective Time, (i) each outstanding option to purchase Company Shares (an "OPTION") issued pursuant to grants under the 1997 Stock Option Plan and other stock option plans of the Company (together, the "STOCK OPTION PLANS"), and each outstanding warrant or conversion right to purchase Company Shares (the "WARRANTS") (whether vested or unvested prior to the Merger) held by the persons or entities identified in Schedule B hereto shall be converted into a warrant, option or conversion right to receive 5.784/10,000 of the number of Acquisition Corp. Shares on the same terms and conditions as apply to such warrant, option or conversion right for Company Shares, provided, that the respective exercise or conversion price thereof shall be adjusted by multiplying such price by 10,000 and dividing by 5.784 such that the aggregate exercise price in effect immediately following the Merger shall match the aggregate exercise price thereof in effect immediately prior to the Merger, and
(ii) each Option and Warrant held by anyone else shall terminate as of the Effective Time.

     (b) No further options shall be granted pursuant to the Stock Option Plans and no additional warrants of the Company shall be issued prior to the Effective Time.

     1.06 EFFECT OF THE MERGER. From and after the Effective Time, the Merger shall have the effect set forth in the DGCL. Without limiting the generality of the foregoing, upon the Effective Time of the Merger, the Surviving Corporation shall possess all assets, rights, privileges, immunities, powers and purposes of each of Merger Sub and the Company and all the debts, liabilities, obligations and commitments of the Merger Sub and the Company shall become the debts, liabilities, obligations and commitments of the Surviving Corporation.

                                   ARTICLE II

   CHARTER AND BYLAWS AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     2.01 CHARTER. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law.

     2.02 BYLAWS. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     2.03 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

     2.04 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

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                                   ARTICLE III

                         REPRESENTATIONS OF THE COMPANY

     Subject to the limitations stated in Section 3.08, the Company hereby represents and warrants to Acquisition Corp. and Merger Sub as of the date hereof and as of the Effective Time as follows:

     3.01 ORGANIZATION AND AUTHORIZATION.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the states in which failure to do so would have a "Material Adverse Effect" (as defined below) on the Company. "MATERIAL ADVERSE EFFECT" shall mean, with respect to any party hereto, any change, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to be materially adverse to the business, operations, properties or financial condition of such party and its subsidiaries and affiliates, taken as a whole.

     (b) The Company has the right, power and capacity to execute, deliver and, subject to approval of this Agreement and the Merger by the holders of the Company Shares in accordance with the DGCL (the "COMPANY STOCKHOLDER APPROVAL"), perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Board of Directors of the Company. Upon the Company Stockholder Approval, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will have been duly authorized by the holders of the Company Shares. This Agreement has been duly and validly executed and delivered by the Company and, subject to the Company Stockholder Approval, constitutes the Company's legal, valid and binding obligation, enforceable in accordance with its terms.

     3.02 AUTHORIZED AND OUTSTANDING STOCK. The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, par value $0.001 per share, and 15,000,000 shares of common stock, par value $0.001 per share. There are no other shares of capital stock authorized or issued. As of the date hereof, (i) no shares of preferred stock of the Company are issued and outstanding, (ii) 12,718,877 shares of common stock of the Company are issued and outstanding, and (iii) 3,091,778 shares of common stock of the Company are issuable upon exercise of outstanding stock options under the Stock Option Plans and outstanding Warrants, including conversion rights. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. There are no shares of capital stock of any other company held by the Company other than the capital stock of FM Precision Golf Manufacturing Corp., FM Precision Golf Sales Corp., Royal Grip, Inc. and Royal Grip Headwear Company.

     3.03 NO CONFLICT. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein by the Company, and the performance of the covenants and agreements of the Company herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the charter or bylaws of the Company; or (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Company is a party or by which the Company or any of its properties may be bound, which individually or in the aggregate, would have a Material Adverse Effect on the Company (except the agreements with the Company's lending bank described in the Company's Report on Form 10-Q for the quarter ended February 28, 2002, as to which the Company shall obtain a waiver at or prior to Closing waiving all provisions under such agreements necessary to permit the Merger); or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which the Company or any of its properties may be subject, which individually or in the aggregate, would have a Material Adverse Effect on the Company; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company, which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

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     3.04 REQUIRED FILINGS,  CONSENTS AND APPROVALS.  The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS") and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its affiliates taken as a whole, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger.

     3.05 DISCLOSURE DOCUMENTS.

     (a) Each document required to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION") in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the Information Statement to be filed with the Commission in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

     (b) At the time the Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the consent action of the Company's stockholders for the purpose of considering and taking action on this Agreement and the Merger (the "STOCKHOLDER ACTION TIME"), the Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document, if any, other than the Information Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The foregoing notwithstanding, the Company makes no representation or warranty with respect to any information supplied by Acquisition Corp. or Merger Sub or any of their representatives which is contained in any of the Company Disclosure Documents.

     3.06 BROKERAGE. No broker, agent, or finder has rendered services to the Company in connection with the transaction contemplated under this Agreement.

     3.07 OPINION OF FINANCIAL ADVISOR. Advisor has rendered to the Board of Directors of the Company a written opinion dated as of September 12, 2002, a copy of which has been provided to Acquisition Corp., to the effect that the Merger Consideration is fair to the Company's stockholders from a financial point of view. Such opinion was delivered orally to the Board of Directors of the Company not later than the time that consummation of the transactions contemplated hereby was approved by the Company's Board of Directors, and was delivered in writing to the Board of Directors of the Company prior to the execution and delivery of this Agreement. Such opinion has not been withdrawn or modified in any manner adverse to Acquisition Corp.

     3.08 LIMITATION ON REPRESENTATIONS AND WARRANTIES. Anything elsewhere in this Agreement to the contrary notwithstanding, Acquisition Corp. and Merger Sub shall not be entitled to any remedy (other than to terminate this Agreement) in respect of any inaccuracy or breach by the Company of any representation and warranty set forth in this Article III to the extent that, at or before Closing, any of the members of the Board of Directors of Acquisition Corp. had actual knowledge of the fact or facts which caused such breach or inaccuracy.

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                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP. AND MERGER SUB

     Each of Acquisition Corp. and Merger Sub hereby represents and warrants to the Company as of the date hereof and as of the Effective Time as follows:

     4.01 ORGANIZATION. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

     4.02 AUTHORIZATION. Each of Acquisition Corp. and Merger Sub has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Acquisition Corp. and Merger Sub. This Agreement has been duly and validly executed and delivered by Acquisition Corp. and Merger Sub and constitutes Acquisition Corp.'s and Merger Sub's respective legal, valid and binding obligation, enforceable in accordance with its terms.

     4.03 NO CONFLICT. The execution and delivery of this Agreement by Acquisition Corp. and Merger Sub, the consummation of the transactions contemplated herein by Acquisition Corp. and Merger Sub, and the performance of the covenants and agreements of Acquisition Corp. and Merger Sub herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the Certificate of Incorporation or bylaws of Acquisition Corp. or the Certificate of Incorporation or bylaws of Merger Sub; or (ii) violate, conflict with or result in breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which Acquisition Corp. or Merger Sub is a party or by which Acquisition Corp. or Merger Sub or either such party's respective properties may be bound; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Acquisition Corp. or Merger Sub is a party or by which Acquisition Corp. or Merger Sub or the respective properties of either such party may be bound; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of Acquisition Corp. or Merger Sub.

     4.04 DISCLOSURE. No representations, warranties, assurances or statements by Acquisition Corp. or Merger Sub in this Agreement and no statement contained in any document, certificates or other writings furnished or to be furnished by Acquisition Corp. or Merger Sub (or caused to be furnished by Acquisition Corp. or Merger Sub) to the Company or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.05 BROKERAGE. No broker, agent, or finder has rendered services to Acquisition Corp. or Merger Sub in connection with the transaction contemplated under this Agreement.

     4.06 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Acquisition Corp. and Merger Sub does not, and the performance of this Agreement by Acquisition Corp. and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp. or Merger Sub or prevent or delay the performance by Acquisition Corp. or Merger Sub of any of their respective obligations under this Agreement or the consummation of the Merger.

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     4.07 INFORMATION FOR COMPANY DISCLOSURE DOCUMENTS. The information supplied by Acquisition Corp. and Merger Sub for inclusion in the Company Disclosure Documents shall not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading (i) in the case of the Information Statement at the time the Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the Stockholder Action Time and (ii) in the case of any Company Disclosure Document other than the Information Statement, at the time of the filing thereof and at the time of any
distribution   thereof  and  the   Stockholder   Action  Time.   The   foregoing
notwithstanding,   neither   Acquisition   Corp.   nor   Merger  Sub  makes  any
representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents.

     4.08 FINANCING. Acquisition Corp. has sufficient funds to enable it to make timely payment of the Merger Consideration in accordance with the terms hereof.

                                    ARTICLE V

                                    COVENANTS

     5.01 CONDUCT OF THE BUSINESS PENDING THE MERGER.

     (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Acquisition Corp. shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of business and in a manner consistent with prior business practices.

     (b) The Company agrees and covenants that between the date of this Agreement and the Effective Time, the Company shall not:

          (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock;

          (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (iii) purchase or otherwise acquire,  any shares of its capital stock;
     or

          (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities, other than issuance of shares of common stock of the Company upon the exercise of Warrants or of Options outstanding as of the date of this Agreement.

     5.02 ACCESS. From the date of this Agreement through the Closing Date, the Company shall (i) provide Acquisition Corp. and its designees (including officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Acquisition Corp. may from time to time reasonably request with respect to the Company, including assistance to Acquisition Corp. in connection with the transactions contemplated by this Agreement; (ii) provide Acquisition Corp. and its designees access during regular business hours to the books, records, offices, personnel, counsel, accountants and actuaries of the Company, as Acquisition Corp. or its designees may from time to time reasonably request; and (iii) permit Acquisition Corp. and its designees to make such inspections thereof, including without limitation conducting customary environmental tests (with the Company having prior notice and the right to be present), assessments and audits, as Acquisition Corp. may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Company. No such investigation shall limit or modify in any way the Company's obligations with respect to any breach of its representations, warranties, covenants or agreements contained herein. Information afforded or furnished to Acquisition Corp. by the Company pursuant to this Section 5.02 shall be kept confidential by and shall not be disclosed to third parties by them except: (a) with the prior written consent of the Company; (b) as may be required by law, regulation or by legal process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process); or (c) as may be necessary in connection with the consummation of the Merger.

     5.03 FURTHER ACTION; REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Merger and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition Corp., any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquisition Corp., any other actions and things they may reasonably deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     5.04 COMPETING TRANSACTION. The Company shall not, and shall not permit its officers, directors, employees, and other representatives and agents to, (i) solicit, initiate or encourage any inquiries or the making of any proposal concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or division of the Company (any such transaction being referred to herein as a "COMPETING TRANSACTION"), (ii) participate in any discussions or negotiations regarding any Competing Transactions, or (iii) enter into any agreement with respect to any Competing Transaction; provided, however, that the Company may review such proposals and participate in such discussions and negotiate with any person if the Board of Directors of the Company, after consultation with counsel, determines that such action is necessary in light of the fiduciary obligations of the Board of Directors to the Company or the stockholders of the Company.

     5.05 INFORMATION STATEMENT. As soon as practicable, the Company shall file with the Commission under the Exchange Act, and shall use its best efforts to have cleared by the Commission, an information statement with respect to the stockholder consent action referred to herein (the "INFORMATION STATEMENT") and, together with Acquisition Corp., a Schedule 13E-3 as required by the rules and regulations of the Commission. Acquisition Corp. and the Company shall also take any action required to be taken under Blue Sky Laws in connection with the Merger. Acquisition Corp. and the Company shall cooperate with each other in taking such action and in the preparation of the Information Statement and
Schedule 13E-3. Each of the Company, Acquisition Corp. and Merger Sub agrees to use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of or requests by the Commission and to cause the Information Statement and all required amendments and supplements thereto to be mailed to the holders of Company Shares who would be entitled to vote at a stockholder meeting at the earliest practicable time. The Information Statement shall include (i) the recommendation of the Board of Directors of the Company that the stockholders of the Company approve and adopt this Agreement, unless the Board of Directors, after consultation with counsel, determines to withdraw such recommendation in light of their respective applicable fiduciary duties, and (ii) the opinion of Advisor that the Merger Consideration to be received by the holders of Public Shares in the Merger is fair to such holders from a financial point of view. The Company shall not be required to solicit from holders of Public Shares entitled to vote at a stockholders meeting proxies in favor of such approval. In the stockholder consent action, Acquisition Corp. shall cause any shares of common stock of the Company then owned by Acquisition Corp. to be voted in favor of the approval and adoption of this Agreement and the Merger.

     5.06 INDEMNIFICATION.

     (a) Acquisition Corp. will cause the charter and bylaws of the Surviving Corporation as in effect at the Effective Time to contain the indemnification provisions that the Company's charter and bylaws contain on the date hereof and will not permit those provisions to be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company.

     (b) After the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each director, officer, employee and agent of the Company on the date hereof (each, together with such person's heirs, executors or administrators, an "INDEMNIFIED PERSON" and collectively, the "INDEMNIFIED PERSONS") against any costs or expenses (including without limitation attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation (each, whether civil, criminal, administrative or investigative, a "CLAIM"), arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions, in connection with such persons serving as an officer, director or fiduciary of any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened Claim (whether arising before or after the Effective Time), (i) the Company and the Surviving Corporation, as the case may be, will pay the reasonable fees and expenses of counsel selected by the Indemnified Persons, promptly after statements therefore are received and will pay all other reasonable expenses in advance of the final disposition of that Claim, and (ii) the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such Claim.

     (c) In the event the Surviving Corporation or Acquisition Corp. or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of that consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then and in each such case Acquisition Corp. and the Surviving Corporation will cause proper provisions to be made so that the successors and assigns of the Surviving Corporation or Acquisition Corp. assume the obligations set forth in this Section.

     (d) For a period of six years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that Acquisition Corp. may substitute therefore policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Persons and which coverages and amounts must be no less than the coverages and amounts provided at that time for Acquisition Corp.'s directors and officers) with respect to matters arising at or before the Effective Time; provided, however, that Acquisition Corp. will not be required to pay an annual premium for such insurance coverage in excess of two times the annual premium amount paid by the Company for such coverage as of the date hereof.

     (e) The rights of each Indemnified Person hereunder will be in addition to any other rights such Indemnified Person may have under employment or indemnification agreements with the Company, the charter or bylaws of the Company, under the DGCL or otherwise. The provisions of this Section will survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Persons. Acquisition Corp. will pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section.

     5.07 PUBLIC ANNOUNCEMENTS. Acquisition Corp., Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the other party's prior consent, except as may be required by law, in which case Acquisition Corp. or the Company, as applicable, shall use its reasonable efforts to consult with the other party before issuing such release or making any such public statement.

     5.08 NOTICE OF CERTAIN MATTERS. The Company shall give prompt written notice to Acquisition Corp. specifying in reasonable detail:

     (a) Any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a material default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of the Company, taken as a whole, to which the Company is a party or is subject;

     (b) Any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

     (c) Any material notice or other communication from any regulatory authority (including the Commission) in connection with the transactions contemplated by this Agreement;

     (d) Any event which has or would result in a Material Adverse Effect on the Company;

     (e) Any claims, actions, proceedings or investigations commenced or, to the Company's knowledge, threatened, involving or materially affecting the Company or any of its properties or assets or, to the Company's knowledge, any employee, consultant, director or officer, in his or her capacity as such which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the consummation of the Merger; and

     (f) Any event or action which, if known on the date hereof, would have caused a representation or warranty set forth in Article III hereof to be untrue or incomplete or incorrect in any material respect or would have required it to have been disclosed pursuant to this Agreement.

     5.09 DISSENTING STOCKHOLDERS. The Company shall give Acquisition Corp. prompt notice of any demands received by the Company for appraisal of shares pursuant to the DGCL, and Acquisition Corp. shall have the right to direct all negotiations and proceedings with respect to such demands.

                                   ARTICLE VI

                                   CONDITIONS

     6.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of Acquisition Corp. and Merger Sub on the one hand and the Company on the other hand to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite affirmative written consent or vote of the stockholders of the Company to the extent required by the DGCL and the Company charter and bylaws.

     (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent law shall have issued any rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of: (i) making the acquisition of Shares by Acquisition Corp. illegal or otherwise restricting, preventing or prohibiting consummation of the Merger;
(ii) seeking to prohibit or limit materially the ownership or operation by the Company or Acquisition Corp. of all or any material portion of the business or assets of the Company or Acquisition Corp. as a result of the Merger; or (iii) compelling the Company or Acquisition Corp. or any of their respective subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, Acquisition Corp. or Merger Sub as a result of the Merger; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

     6.02 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUISITION CORP. AND MERGER SUB. The obligations of Acquisition Corp. and Merger Sub to effect the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived by Acquisition Corp.

         (a) Performance of Covenants, etc. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time (as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date) except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) Consents and  Approvals.  Acquisition  Corp.  shall have received or be reasonably satisfied that it will receive all consents and approvals contemplated by this Agreement and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect on the Company.

     6.03 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived by the Company through its Board of Directors:

     (a) Performance of Covenants, etc. Acquisition Corp. and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, and the representations and warranties of Acquisition Corp. and Merger Sub contained in this Agreement shall be true and correct in all respects, at and as of the Effective Time as if made at and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp. or the Company.

     (b) Consents and Approvals. The Company shall have received or be satisfied that it will receive all consents and approvals contemplated by this Agreement and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect on Acquisition Corp. or the Company.

                                   ARTICLE VII

                                    CLOSING

     7.01 CLOSING DATE. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the Merger (the "CLOSING") shall take place at 11:00 a.m. Eastern Time on November 1, 2002 in the offices of Kenneth
J. Warren, 5134 Blazer Parkway, Dublin, Ohio 43017 or on such other date at such other time and place as to which the parties shall agree (the "CLOSING DATE").

                                  ARTICLE VIII.

                          TERMINATION PRIOR TO CLOSING

     8.01 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

     (a) By the mutual written consent of the Company and Acquisition Corp.;

     (b) By Acquisition Corp. in writing, without liability to Acquisition Corp., if the Company shall materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Acquisition Corp. shall have notified the Company of its intent to terminate this Agreement pursuant to this subparagraph (b);

     (c) By either of the Company or Acquisition Corp. in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Company, Acquisition Corp. or Merger Sub, which prohibits or restrains the Company, Acquisition Corp. or Merger Sub from consummating the Merger, provided, that the Company or

Acquisition Corp. shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within one hundred eighty (180) days after entry, by any such court or governmental or regulatory agency;

     (d) By either the Company or Acquisition Corp. in writing, without liability, if for any reason the Closing has not occurred by April 30, 2003, other than as a result of the breach of this Agreement by the party seeking to so terminate;

     (e) By Acquisition Corp. in writing, without liability to Acquisition Corp., or by the Company if the Company shall have acted in compliance with
Section 5.04 hereof, if the Company's Board of Directors (i) shall have withdrawn or modified or amended in any respect its recommendation of the Merger, or (ii) the Company's Board of Directors has entered into any discussions or negotiations regarding any Competing Transaction;

     (f) By the Company or Acquisition Corp., without liability, if the approval of the stockholders of the Company necessary to consummate the Merger shall not have been obtained on or before April 30, 2003; or

     (g) By Acquisition Corp. in writing, without liability to Acquisition Corp., if there shall have been any Material Adverse Effect on the Company's business, assets, properties, prospects or condition (financial or otherwise).

     8.02 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the parties hereunder, except for the confidentiality obligations under Sections 5.02 and the payment obligations under Section 9.07 hereof; provided, however, that termination pursuant to subparagraphs (b) or (d) of Section 8.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements among the parties with respect to such subject matter; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

     9.02 AMENDMENT. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     9.03 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Acquisition Corp., the Company may not assign its rights, duties or obligations hereunder or any part thereof to any other person or entity. Each of Acquisition Corp. and Merger Sub may, upon written notice to the Company and without relieving itself of any liability hereunder, assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more entities controlling, controlled by or under common control with Acquisition Corp.

     9.04 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     9.05 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     9.06 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     9.07 EXPENSES. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, subject to the rights of such party with respect to a willful breach, violation or default by another party hereto; provided, however, that if the Merger is not consummated due to the termination of this Agreement pursuant to Section 8.01(f) hereof, the Company shall pay Acquisition Corp. an amount equal to Acquisition Corp.'s actual and reasonably documented out-of-pocket fees and expenses incurred by Acquisition Corp. in connection with this Agreement and the proposed consummation of the transactions contemplated hereby. Regardless of whether or not the Merger is consummated, unless a Competing Transaction is consummated, Acquisition Corp. shall reimburse the Company for all of the fees and expenses of the Advisor, incurred by the Company in connection with this Agreement.

     9.08 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, or sent by facsimile with original confirmed by mail,

     If to the Company or its Board of Directors to:

     Royal Precision, Inc.
     535 Migeon Avenue
     Torrington, Connecticut 06790
     Attn: John C. Lauchnor, President
     Fax: (860) 489-5454

     If to Acquisition Corp or Merger Sub:

     Royal Associates, Inc.
     5134 Blazer Parkway
     Dublin, OH 43017
     Attn: Richard P. Johnston, Chairman/CEO
     Fax:  (614) 766-1974

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third business day after the day it is so placed in the mail or, if earlier, the time of actual receipt and if sent by facsimile, as of the time of receipt if promptly confirmed by mail.

     9.09 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     9.10 NO THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     9.11 GENDER AND NUMBER. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

     9.12   NONSURVIVAL  OF   REPRESENTATIONS   AND  WARRANTIES.   None  of  the
representations and warranties in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Merger.

     9.13 REFERENCES. Whenever reference is made in this Agreement to any Article or Section, such reference shall be deemed to apply to the specified Article or Section of this Agreement to this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the date indicated on the first page hereof.

                                        THE COMPANY:

                                        ROYAL PRECISION, INC.

                                        By: /s/ JOHN C. LAUCHNOR
                                            ------------------------------------
                                            John C. Lauchnor, President


                                        ACQUISITION CORP.:

                                        ROYAL ASSOCIATES, INC.

                                        By: /s/ RICHARD P. JOHNSTON
                                            ------------------------------------
                                            Richard P. Johnston, Chairman of the
                                            Board and CEO

                                        MERGER SUB:

                                        RA MERGER SUB, INC.

                                        By: /s/ RICHARD P. JOHNSTON
                                            ------------------------------------
                                            Richard P. Johnston, Chairman of the
                                            Board

                                VOTING AGREEMENT

Each of the undersigned hereby agrees, until immediately following the Effective Time (as defined in the foregoing Agreement and Plan of Merger ("MERGER AGREEMENT")) or the termination of the Merger Agreement, whichever occurs earlier: (a) to vote all shares of Common Stock (as defined in the Merger Agreement) in the Company (as defined in the Merger Agreement) beneficially owned by such of the undersigned in favor of the adoption of the Merger Agreement; (b) not to dissent with respect to the Merger (as defined in the Merger Agreement); and (c) not to grant any proxy on the undersigned's Common Stock in the Company with respect to the Merger to, or transfer any of the undersigned's Common Stock in the Company to, any person or entity other than Acquisition Corp. (as defined in the Merger Agreement), any stockholder in Acquisition Corp. or any other signatory to this Voting Agreement.

Dated: September 12, 2002


/s/ Kenneth J. Warren
-------------------------------------------------
Kenneth J. Warren

/s/ Christopher A. Johnston
-------------------------------------------------
Christopher A. Johnston

/s/ David E. Johnston
-------------------------------------------------
David E. Johnston

/s/ Charles S. Mechem, Jr.
-------------------------------------------------
Charles S. Mechem, Jr.

/s/ John C. Lauchnor
-------------------------------------------------
John C. Lauchnor

/s/ Richard P. Johnston
-------------------------------------------------
Richard P. Johnston

/s/ Robert Jaycox
-------------------------------------------------
Robert Jaycox

SCHEDULE A TO AGREEMENT AND PLAN OF MERGER

                            Continuing Stockholders

                                          NUMBER OF SHARES OF COMMON STOCK OF
                                          ROYAL PRECISION, INC. TO BE CONVERTED
                                          INTO THE SAME NUMBER OF SHARES OF
NAME                                      ROYAL ASSOCIATES, INC.
----                                      ----------------------
Johnston Family Charitable Remainder        1,384,135
Unitrust #3

Johnston Family Living Trust                775,935

Johnston Family Charitable Foundation       5,261,780

Kenneth J. Warren                           344,479

DWR, Custodian for Kenneth Warren,
Attorney at Law, fbo Kenneth J. Warren,
VIP Plus Profit Sharing Plan                207,862

Christopher A. Johnston                     1,159,803

David E. Johnston                           198,769

Charles S. Mechem, Jr.                      213,062

Self-Directed IRA for Charles S.
Mechem, Jr.                                 8,200

John C. Lauchnor                            107,281

Ron Dickerson                               2,000

L. Neel Hall and Eleanor L. Hall Family     1,000
Trust DTD U/A 01/07/97

Larkin N Hall, Kathryn Reynolds
Co-Trustees by Arthur C. & Helen Hall
Trust U/A DTD 01/01/92                      1,000

John A Hall                                 1,000

Davidson D. Hall                            1,000

Mark C. Hall                                1,000

Kathryn Hall Reynolds & Chris M
Reynolds & Neel Hall Trustees Megan Joy
Hall Trust U/A DTD 10/06/1995               1,000

Larkin Neel Hall Custodian for Sarah
Louise Reynolds AZ Uniform Transfers to
Minors Acct                                 1,000

John and Alys Krichavsky Jt Ten             25,000

Sherry J. Rothfield                         41,753

Warren K. Braly                             62,630

David J. Lyon                               131,513

RIFL Holdings, LLC                          622,687

Ronald L. Chalmers                          125,261

Robert Jaycox                               1,000

Kenneth Lett                                8,500

TOTAL                                       10,688,650

SCHEDULE B TO AGREEMENT AND PLAN OF MERGER

                                          DESCRIPTION OF SECURITY CONVERTIBLE INTO SUBSTANTIALLY THE
                                          SAME SECURITY OF ROYAL ASSOCIATES, INC., TO BE ADJUSTED AS
NAME                                      PROVIDED IN SECTION 1.03(C)
----                                      ---------------------------
Richard P. Johnston                       (a) Option for 25,052 shares at $.24 expiring on 3/13/07;
                                          (b) option for 5,000 shares at $3.125 expiring on 5/25/10;
                                          (c) option for 20,000 shares at $2.25 expiring on 7/24/11;
                                          and (d) option for 5,000 shares at $2.40 expiring on
                                          9/25/11.

Johnston Family Living Trust              (a) Warrant for 36,000 shares at $.25 expiring on 2/28/12;
                                          (b) warrant for 145,200 shares at $.25 expiring on 4/10/12, and (c) Amended Guaranty Agreement for 820,000 shares at
                                          $.25.

Johnston Family Charitable Foundation     Warrant for 152,192 shares at $.25 expiring on 10/26/11

Kenneth J. Warren                         (a) Option for 15,323 shares at $.24 expiring on 3/13/07,
                                          (b) option for 5,000 shares at $1.875 expiring on 8/16/04, and (c) option for 20,000 shares at $2.25 expiring on
                                          7/24/11

DWR, Custodian for Kenneth                Warrant for 12,000 shares at $.25 expiring on 2/28/12
Warren, Attorney at Law, fbo
Kenneth J. Warren, VIP Plus Profit
Sharing Plan

Christopher A. Johnston                   (a) Option for 20,000 shares at $.25 expiring on 7/24/11,
                                          and (b) warrant for 36,000 shares at $.25 expiring on 3/8/12

David E. Johnston                         (a) Option for 11,106 shares at $.24 expiring on 3/13/07,
                                          (b) option for 20,000 shares at $2.25 expiring on 7/24/11, and (c) option for 5,000 shares at $2.40 expiring on 9/25/11

Charles S. Mechem, Jr.                    (a) Option for 20,000 shares at $3.00 expiring on 3/28/10,
                                          (b) option for 5,000 shares at $2.40 expiring on 9/25/11 and
                                          (c) warrant for 12,000 shares at $.25 expiring on 2/28/12

John C. Lauchnor                          (a) Option for 250,000 shares at $1.90 expiring on 9/24/11 and (b) warrant for 6,000 shares at $.25 expiring on
                                          2/28/12.

Jack Krichavsky                           Option for 20,000 shares at $2.625 expiring on May 1, 2005

                                  Exhibit 1.02


                          Form of Certificate of Merger


                              CERTIFICATE OF MERGER
                                       OF
                               RA MERGER SUB, INC.
                                      INTO
                              ROYAL PRECISION, INC.


     The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST. The names and states of incorporation of each of the constituent corporations of the merger are as follows:

     Name                                            State of Incorporation
     ----                                            ----------------------

     RA Merger Sub, Inc.                                    Delaware

     Royal Precision, Inc.                                  Delaware

     SECOND. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law and written consent of the stockholders of Royal Precision, Inc. has been given in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD. The name of the surviving corporation is Royal Precision, Inc.

     FOURTH. The Certificate of Incorporation of RA Merger Sub, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH. The executed agreement of merger is on file at the office of the surviving corporation, the address of which is 535 Migeon Avenue, Torrington, Connecticut 06790.

     SIXTH. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

Dated:  __________, 2002

                                          ROYAL PRECISION, INC.

                                          By
                                             -----------------------------------


     John C. Lauchnor, President and Chief Executive Officer of Royal Precision, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby affirms that the Certificate of Merger is the act and deed of Royal Precision, Inc. and that the facts stated therein are true.


                                             -----------------------------------